                                                                    EXHIBIT 4.3


                           CERTIFICATE OF TRUST

                                    OF

                        FIRST KEYSTONE CAPITAL TRUST I


     THIS Certificate of Trust of First Keystone Capital Trust I (the "Trust"), dated as of August 20, 1997, is being executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del.C. Section 3801 et seq.).

     1. Name. The name of the business trust formed hereby is First Keystone Capital Trust I.

     2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are The Bank of New York (Delaware), White Clay Center, Route 273, Newark, Delaware 19711.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                        THE BANK OF NEW YORK (DELAWARE), not in
                                        its individual capacity but solely as
                                        trustee of the Trust

                                        By: /s/ Walter N. Gitlin
                                           ---------------------------------
                                        Name:  Walter N. Gitlin
                                               Authorized Signatory


                                        THOMAS M. KELLY, not in his individual
                                        capacity but solely as trustee of the
                                        Trust

                                        By: /s/ Thomas M. Kelly
                                            ---------------------------------